Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

RATE SCHEDULE

THIS RATE SCHEDULE IS MADE THIS 19th DAY OF APRIL 2005

Between:

HSBC Holdings plc whose registered office is 8 Canada Square, London, E14 5HQ (Registered Number 617987) which shall hereinafter be referred to as “HSBC”; and:

Kanbay Europe Ltd. of Compass House, Vision Park, Histon Cambridge, CB4 9AD UK (Registered Number 3282049) which shall hereinafter be referred to as “Consultant”.

WHEREAS

This Rate Schedule establishes the rates applicable to the Services to be delivered by Consultant and/or Consultant Affiliates to HSBC and/or HSBC Group Members during the Term hereof.

1              Introduction

1.1             Unless otherwise mutually agreed by the parties in writing, the Services affected by this Rate Schedule shall be delivered under the Consultancy Services Global Supply Agreement dated April 19th, 2005 between the parties (the “Terms and Conditions”).  Unless otherwise stated herein, all capitalized terms appearing in this Rate Schedule shall have the meanings ascribed to them in the Terms and Conditions.

1.2             For the on-going management of this Rate Schedule, Consultant shall procure that Kanbay Incorporated Inc. (“Kanbay”) will undertake the responsibilities assigned to Kanbay hereunder.

1.3             The interpretation and construction of this Rate Schedule shall be subject to the following:

(a)              reference to:

(i)                  a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated; and

(ii)               a party to this Rate Schedule or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(b)              a singular word includes the plural, and vice versa;

(c)               if an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing; and

(d)              the headings to clauses are for reference purposes only and shall not affect the interpretation or construction of the clauses.

2              Term

2.1             The term of this Rate Schedule (the “Term”) shall commence on April 1, 2005 (the “Effective Date”) and expire on December 31, 2007 (the “Expiration Date”).

2.2             HSBC and Kanbay shall commence good faith negotiations regarding the renewal or replacement of this Rate Schedule no later than six months before the Expiration Date.  Consultant shall procure that Kanbay will commence such negotiations.

3              Commercial Terms

3.1             All Charges shall be as specified in the applicable SoW.  Unless otherwise mutually agreed the Charges for any Services to be performed by Consultant Personnel on a time and materials basis shall be determined using the rates and terms specified in this Rate Schedule and in particular, those rates and terms set out in Exhibit A to this Rate Schedule.

3.2             HSBC and Consultant shall procure that when HSBC and/or HSBC Group Members and Consultant and/or Consultant Affiliates enter into SoWs, such SoWs shall be made in accordance with the rates and terms specified in this Rate Schedule.

4              Confidentiality

4.1             The signatories of this Rate Schedule shall and shall procure that their employees, agents and contractors and in the case of Consultant, the Consultant Affiliates and in the case of HSBC, the HSBC Group Members to, at all times, maintain strict confidentiality of the provisions of this Rate Schedule except (a) where required by law or regulation (including by the Financial Services Authority) to disclose such information; or (b) with the prior written consent of the other party.  If a party should be required by law or regulation to make a disclosure of this Rate Schedule as referred to in clause 4.1(a), the disclosing party shall so far as lawful promptly inform the other party in writing of such a requirement and provide reasonable assistance if that other party wishes to challenge the requirement to make the disclosure.

4.2 HSBC and Consultant shall be permitted to disclose this Rate Schedule to HSBC Group Members and Consultant Affiliates provided such disclosure is strictly necessary for the purposes of or in connection with this Rate Schedule and/or the Terms and Conditions and/or a SoW and provided that HSBC and Consultant shall each ensure that HSBC Group Members and Consultant Affiliates respectively comply with the confidentiality requirements of this Rate Schedule as if they were parties to it.

4.3             Each party acknowledges that damages will not be an adequate remedy for any breach of Clause 4 and shall not seek to resist an application for an injunction in respect of any breach or threatened breach of Clause 4 on the grounds that there is an alternative adequate remedy in damages.

5              Termination

5.1    This Rate Schedule shall terminate:

5.1.1   immediately on the exercise by HSBC of any right in Clause 18.1 of the Terms and

Conditions;

5.1.2   subject to Clause 5.1.3, immediately on written notice by HSBC to Consultant if Consultant fails to cure any material or persistent default of any provision of this Rate Schedule within thirty (30) days of written notice requiring the default to be remedied;

5.1.3   immediately on written notice by HSBC to Consultant if Consultant commits a breach of Clauses 4, 6 or 8 of this Rate Schedule; or

5.1.4   upon HSBC providing to Consultant at least one hundred and eighty days (180) prior written notice of the termination of this Rate Schedule for any reason whatsoever (including for HSBC’s convenience).

5.2             For the avoidance of doubt, termination of this Rate Schedule shall subject to Clause 11.3, terminate the obligations in this Rate Schedule of Consultant and HSBC respectively.  Notwithstanding the foregoing, in the event that HSBC terminates this Rate Schedule pursuant to Clause 5.1.4 above, HSBC’s payment obligations (if any) under Attachment 1 shall survive such termination, and HSBC shall make any such payments as described therein.

6              Publicity

6.1             Consultant shall not and shall procure that all Consultant Affiliates and Consultant Personnel do not, disclose the making of this Rate Schedule in any journal magazine or publication or any other medium or otherwise use HSBC’s or the HSBC Group Members’ names or logos (including any trade marks) in any of its advertising or publicity material without HSBC’s prior written consent which may be withheld or given in HSBC’s absolute discretion.

6.2             Notwithstanding Clause 6.1 however, Consultant and Consultant Affiliates may include a reference to the name of HSBC Holdings plc and/or the specific legal entity name of any HSBC Group Member which uses their Services (and not, for the avoidance of doubt, any of HSBC’s logos or trade marks or any reference to other HSBC Group Members) on their lists of clients.

7             Disputes

7.1             If at any time a dispute arises out of or in connection with this Rate Schedule, HSBC and the Consultant shall in the first instance meet in good faith with a view to resolving the dispute within a period of ten (10) Business Days from the day the dispute first arises.

7.2             Should the parties not be able to resolve the dispute within the ten (10) Business Days, then both parties shall refer the matter to their own appropriate level of senior management respectively for resolution.

7.3             If the relevant senior management are unable to resolve the dispute within a further ten (10) Business Days, then the parties will attempt to settle the dispute by mediation in accordance with the Centre for Dispute Resolution (CEDR) Model Mediation Procedure. To initiate mediation the initiating party must give notice in writing to the other party and send a copy of the notice to CEDR.  The mediation will start not later than ten (10) Business Days after the notice.  Subject to clause 7.5, the parties agree not to commence any court proceedings in relation to the dispute until they have attempted to settle the dispute by mediation and that mediation has either terminated or failed.

7.4             Unless otherwise agreed in writing, the costs of any mediation carried out pursuant to this clause 7 shall be shared equally between the parties.

7.5             Nothing in this Rate Schedule shall prevent either party from taking such action as it deems appropriate (including any application to a relevant court) for injunctive or other emergency or interim relief.

8              Assignment

8.1             Consultant shall not without the prior written consent of HSBC assign, sub-contract, transfer or part with any right or obligation under this Rate Schedule nor any part thereof nor delegate any of its responsibilities or obligations hereunder.

8.2             HSBC may assign, transfer, part with or sub-contract any of its rights, responsibilities or obligations under this Rate Schedule without the prior consent of the Consultant.

9              Variation

No variation to this Rate Schedule shall be effective unless in writing and signed by a duly authorised officer of each of HSBC and Consultant.

10        Counterparts

This Rate Schedule may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

11       General

11.1                  Entire Rate Schedule

The provisions of this Rate Schedule, as amended, shall constitute the entire agreement and understanding between the parties with respect to its subject matter and, unless otherwise expressly provided, supersede all prior agreements, representations, statements, negotiations and undertakings (other than representations made fraudulently).

11.2                  Severability

If any provision of this Rate Schedule is held by a court to be invalid or unenforceable and can be deleted without altering the essence of the Rate Schedule, the unlawful provision will be severed and the remaining provisions will remain in full force or effect.

11.3                  Survival

Clauses 4, 5, 6, 7, 8, and 11 and all other provisions of this Rate Schedule intended to survive termination shall survive termination as the context requires.

11.4                  Waiver

No relaxation, forbearance, delay or negligence by either party in enforcing any of the terms and conditions of this Rate Schedule or the granting of time by either party to the other shall prejudice affect or restrict the rights and powers of that party.  No waiver of any terms or conditions of this Rate Schedule shall be effective unless made in writing and signed by the party against which enforcement of the waiver is sought.  The waiver of any breach of any term or condition of this Rate Schedule shall not be construed as a waiver of any subsequent breach of any term or condition whether of the same or different nature.  Except where otherwise explicitly agreed all remedies in this Rate Schedule are cumulative and not exclusive of any other remedy or right in this Rate Schedule or at law.

11.5                  Third Parties

Except as set forth in this Rate Schedule and throughout the Rate Schedule in relation to HSBC Group Members and Consultant Affiliates, nothing in this Rate Schedule is intended to, nor shall create any right enforceable by any third party or person not a party to this Rate Schedule and the Contracts (Rights of Third Parties) Act 1999 shall not otherwise apply to this Rate Schedule.  The consent of a third party (including an HSBC Group Member or a Consultant Affiliate other than Kanbay) shall not be required for the amendment, variation or termination of this Rate Schedule.

11.6                  No Partnership

No part of this Rate Schedule is intended to create or record any employment, partnership, joint venture, agency or other such relationship between HSBC, HSBC Group Members and the Consultant or Consultant Affiliates or Consultant Personnel).  For the avoidance of doubt all Consultant Personnel shall remain employees or suppliers to the Consultant or Consultant Affiliates, and shall not be regarded as employees, agents, contractors or representatives of any HSBC or HSBC Group Member.

11.7                  Governing Law

This Rate Schedule shall be governed in all respects by the Laws of England and Wales and the parties submit to the exclusive jurisdiction of the English Courts

IN WITNESS WHEREOF, the parties have executed this Rate Schedule as of the dates accompanying the signatures of their respective authorized representatives below.

KANBAY EUROPE LIMITED	HSBC HOLDINGS plc

Signed	Signed

Name	Name

Title	Title

Date	Date

ATTACHMENT 1

1.                   FTE and Contract Year Definitions.

For purposes of this Rate Schedule, a Full Time Equivalent (“FTE”) means a minimum of [***] of billable Services provided by Consultant Personnel during a Contract Year (defined below).

Consultant Personnel working onsite at HSBC’s and/or HSBC Group Member’s facilities outside of India are referred to herein as “Onsite FTEs”.  Consultant Personnel working offshore at the Kanbay’s India facilities or HSBC’s and/or HSBC Group Member’s India facilities are referred to herein as “Offshore FTEs”, [***].

FTEs, which shall be assigned to provide Services under SoWs, shall include personnel possessing a mix of experience and skill levels as required to provide the Services.  HSBC and/or HSBC Group Members shall advise Consultant and/or any Consultant Affiliate of their need for Services, and Kanbay shall manage all staffing of the FTEs in consultation and agreement with HSBC or the relevant HSBC Group Member.

[***]

A “Contract Year” shall mean a period of twelve months between the 1st of January and the 31st December for any year.  In relation to this Rate Schedule, the following specific Contract Years shall refer to each of the three following periods:

Contract Year 1 shall mean the period from April 1, 2005 through December 31, 2005;

Contract Year 2 shall mean the period from January 1, 2006 through December 31, 2006; and Contract Year 3 shall mean the period from January 1, 2007 through December 31, 2007.

2.                   Rates and Conditions.

Subject to the conditions set forth in this Rate Schedule, Consultant and/or any Consultant Affiliate shall provide Offshore FTEs and Onsite FTEs to HSBC and or the relevant HSBC Group Members at the hourly rates set forth on Exhibit A, which is attached hereto and incorporated herein. Rates for locations or designations other than as stated in Exhibit A will be negotiated on a case-by-case basis, at which time the parties will also classify the applicable positions as either Offshore FTEs or Onsite FTEs (based on the principles stated in Section 1 above) for purposes of this Rate Schedule.

In consideration of the rate stated on Exhibit A for [***], HSBC and/or HSBC Group Members intend to acquire, via qualifying SoWs, an aggregate of Services from Consultant and/or any Consultant Affiliate totaling [***] or more FTEs (comprising either Onsite or Offshore) during Contract Years 1, 2 and 3 of this Rate Schedule, subject to the following provisions:

a)                  The [***] FTE covered by the Existing SoWs (stated in Section 3 below) shall be paid by [***] irrespective of the FTE utilized by HSBC and the HSBC Group Members during Contract Years 1, 2 and 3.

b)                 If HSBC and/or HSBC Group Members do not acquire, via qualifying SoWs, a total of [***] or more FTEs  (including the [***] FTE provided to HTSU via the Existing SoWs) by the end of

Contract Year 3, [***] provided to HTSU by the Existing SoWs and the number of all Onsite and Offshore FTE hours actually invoiced under qualifying SoWs for Contract Years 1, 2 and 3 (referred to as “A” in Formula 1 below).  Such invoice shall be based on [***] per Contract Year per FTE.

Formula 1: Invoice amount = [***]

c)                  If HSBC and/or HSBC Group Members acquire, via qualifying SoWs, [***] or more FTEs (including the [***] FTE provided to HTSU via the Existing SoWs ), but less than [***] FTEs, by the end of Contract Year 3, [***].  This additional payment shall not apply to the [***] FTE provided to HTSU via the Existing SoWs.

Formula 2: Invoice amount = [***]

However, if the amount of any invoice resulting from Formula 2 exceeds the amount that would have paid for [***], then HSBC (or at HSBC’s direction any one or more of the HSBC Group Members) shall have the option to pay this [***] amount instead [***] rather than pay the amount determined from the calculation using Formula 2. [***].

Invoice amount = [***]

Where [***] Total number of FTE (both Onsite and Offshore) hours actually invoiced by Consultant and Consultant Affiliates under qualifying SoWs during Contract Years 1, 2 and 3.

d)                 It is the parties’ intent to achieve an average leverage ratio of [***] by the end of the Term of this Rate Schedule. The parties will review leverage ratios (both to date and forecast) during the quarterly reviews described in Clause 7 below, and if it appears that the minimum leverage ratio will not be achieved by the end of the Term of this Rate Schedule, the parties will conduct good faith discussions regarding a rate increase for future Services or another mutually acceptable resolution.

e)                  If during a Contract Year any particular SoW is cancelled, then the parties will promptly meet and conduct good faith discussions regarding the inclusion of the FTE within the SoW towards the aggregate total of [***] FTE or a reduction in the aggregate total of [***] FTE.

f)                    If an aggregate of [***] or more FTEs has been acquired through qualifying SoWs during Contract Years 1, 2 and 3, then the parties will promptly meet and conduct good faith discussions regarding a new rate schedule for future Services upon mutually acceptable terms.  For the avoidance of doubt, the rates established herein shall continue to apply during the Term until the parties agree otherwise.

3.                   Existing SoWs.

The parties specifically agree that, as of January 1, 2005, the FTEs currently being provided by Kanbay to HTSU [***] under the five existing SoWs specified below (the “Existing SoWs”) shall count toward the FTE utilization commitment.  The five Existing SoWs that count toward the FTE commitment are as follows:

1.	SoW with Effective Date of February 1, 2003 and having a Three (3) Year Initial Term (as amended) covering [***] FTE per annum.

2.	SoW with Effective Date of February 1, 2003 and having a Four (4) Year Initial Term (as amended) covering [***] FTE per annum.

3.	SoW No. 2004-2YR (Effective Date of January 1, 2004) covering [***] FTE per annum.

4.	SoW No. 2004-3YR (Effective Date of January 1, 2004) covering [***] FTE per annum.

5.	SoW No. 2004-4YR (Effective Date of January 1, 2004) covering [***] FTE per annum.

For purposes of calculating FTE utilization during the Term the above Existing SoWs shall account for [***] FTE comprising:

Contract Year 1 - [***]; Contract Year 2 - [***]; and Contract Year 3 - [***].

For purposes of calculating FTE utilization during Contract Year 1, all Services acquired during the period from January 1, 2005 through March 31, 2005 under the Existing SoWs (as defined above) shall be included in the numbers of FTEs utilized during Contract Year 1, except that the rates stated in the Existing SoWs shall remain unaltered.  For purposes of these FTE commitments, [***] to determine the number of Offshore FTEs utilized during the applicable Contract Year.

The parties specifically agree that any statement of work in existence between Consultant and/or any Consultant Affiliate and HSBC and/or any HSBC Group Member as at the Effective Date of this Rate Schedule shall also qualify to be counted towards the FTE utilization commitment pursuant to this Rate Schedule. [***].  Any statement of work entered into subsequent to the Effective Date and not subject to the Terms and Conditions shall also qualify to be counted towards the FTE utilization commitment pursuant to this Rate Schedule.

4.                   [***]

[***]

5.                   Early Payment Discount Option.

Consultant and/or any Consultant Affiliate shall provide HSBC and/or HSBC Group Members with a [***] early payment discount option on all fees for Onsite FTE time and materials Services only.  Consultant and/or any Consultant Affiliate will provide such discount, provided that the invoice containing such fees (less the discount and any associated taxes) is paid by HSBC or the relevant HSBC Group Member [***] after the date of invoice.  Consultant and/or any Consultant Affiliate will, on each invoice that includes fees for Onsite FTE, state the amount of the early payment discount for that invoice and give HSBC or the relevant HSBC Group Member the option to either (i) accept the discount by paying the invoice early as stated herein, or (ii) not accept the discount and pay the full invoice amount as stated.

6.                   Special Projects.

Kanbay and HSBC agree that the rates and commitments set forth herein shall not apply to Consultant’s and/or any Consultant Affiliate’s performance of special projects requested by HSBC and/or HSBC Group Members that require Consultant and/or any Consultant Affiliate to provide personnel possessing special skills distinct from those skills generally possessed by Consultant’s Personnel providing the Services under this Rate Schedule (“Special Projects”).  Special Projects must be designated as such on the applicable SoWs.  Special Projects performed on a time and materials basis will be paid based on hourly rates which shall be agreed upon by the parties.  HSBC and/or any HSBC Group Member and Consultant and/or any Consultant Affiliate may also agree to perform Special Projects as Fixed-price Engagements or Not-to-exceed Engagements.

In the event that the parties enter into any SoWs for a Special Project, the applicable SoW will indicate whether the parties have agreed to a “FTE equivalent” number for such project which will qualify to be counted towards the commitments set forth in Section 3 above.

7.                   Project Managers, Status Reports and Quarterly Reviews.

HSBC and Kanbay will each designate one Project Manager to monitor and manage the activities of the parties under this Rate Schedule who shall meet quarterly to review and discuss current utilization, leverage ratio and future forecasts in order to evaluate the status of the total commitment and take any action necessary.

The Kanbay Project Manager shall deliver to the HSBC Project Manager a Quarterly Status Report detailing the number of Offshore FTEs and Onsite FTEs utilized by over the preceding months along with the respective leverage ratios.  If any Status Report reveals excessive under- or over-utilization of Consultant Personnel, the parties will negotiate in good faith regarding an appropriate adjustment to the schedule of Services to be performed, the number of FTEs to be utilized, and/or the fees to be paid for the Services.

EXHIBIT A

Rate Table

[***]

Rates for locations or designations other than as stated above will be negotiated on a case-by-case basis, at which time the parties will also classify the applicable positions as either Offshore FTEs or Onsite FTEs for purposes of this Rate Schedule.

The parties agree and Consultant shall procure Kanbay to agree that in respect of the UK rates for Offshore FTE, and any future countries where it is necessary to invoice in a currency other than US Dollars, the invoice amount shall be converted to the specified currency using the conversion rate as at the close of business for such currency from U.S. Dollars as published in the last U.S. edition of the Wall Street Journal of the month for which the invoices are applicable.

The parties agree and Consultant shall procure Kanbay to  agree that the above rates will be increased or decreased by a reasonable percentage, as agreed to by the parties before the beginning of each new Contract Year, based upon reliable national salary data for the U.S., India and any other relevant location, i.e. Hong Kong, United Kingdom, etc.  The parties shall mutually agree as to the survey, index or method to be used for the purpose of calculating yearly adjustments to the rates.